Exhibit 99.1

ETRIALS WORLDWIDE ANNOUNCES SHARE REPURCHASE PROGRAM

Morrisville, NC - October 3, 2006--etrials® Worldwide, Inc. (Nasdaq: ETWC, ETWCW, ETWCU), an eClinical software and services company focused on people, process and technology to meet the needs of the pharmaceutical industry, today announced that its Board of Directors has authorized the repurchase of up to $1,000,000 of the Company's common stock.

“The authorization of this program reflects our long-term confidence in the eClinical space and our strong belief in etrial's core business,” said John Cline, chief executive officer of etrials. “Current price levels do not reflect our long-term potential and we see etrials as a tremendous investment opportunity. As a newly public company, we believe it is important to demonstrate our commitment to building shareholder value. We have sufficient capital resources to undertake this buyback program and pursue our strategic growth initiatives.”

The repurchase program is effective immediately and will allow etrials to repurchase its shares in accordance with the requirements of the Securities and Exchange Commission on the open market, in block trades and in privately negotiated transactions, depending on market conditions and other factors. Purchases may be commenced, suspended, or discontinued at any time.

The repurchase program will be funded using a modest amount of the company's working capital. As of September 30, 2006, etrials had approximately 12.4 million shares of common stock outstanding.

About etrials®
etrials Worldwide, Inc., (Nasdaq: ETWC, ETWCW, ETWCU) is an eClinical software and services company offering pharmaceutical, biotechnology and contract research organizations worldwide a suite of technology-based tools including electronic data capture, electronic patient diaries, interactive voice response and reporting. etrials believes that our people, process and technology are fundamental to assisting the pharmaceutical industry in bringing new drugs to market faster and more efficiently. Visit us at www.etrials.com. etwcf etrials is a registered trademark of etrials Worldwide, Inc. Other marks belong to their respective owners.

Forward-Looking Statements
This announcement contains forward-looking statements, including statements regarding possible future purchases of securities by the Company, that involve risks and uncertainties. Actual results could differ materially from those discussed. Factors that could cause or contribute to such differences, include, but are not limited to, both the terms of the repurchase plan other policies of our company, as well as legal limitations on our ability to repurchase our securities under applicable securities laws, rules and regulations. For example, the repurchase plan provides that the Company can make market purchases only in compliance with our insider trading policy. The first opportunity for the Company to make purchases under our insider trading policy is after the Company releases financial information for the quarter ending September 30, 2006. After third quarter results are disclosed, we can make repurchases only during the narrow trading windows established under the Company’s insider trading policy. As previously announced, we are actively seeking to acquire other companies. If material information develops related to our acquisition activity, we may not be able to repurchase our securities under our insider trading policy even within normal quarterly trading windows. Further limitations on repurchases of securities by the Company are imposed under other securities regulations, including Rule 10b-18, which limits the timing, volume, price and procedures for repurchases by the Company. In addition ,the Company cannot make repurchases under this repurchase plan for more than $5.00 per share, which may limit purchases if the market price of our securities increases. The repurchase plan terminates on June 30, 2007, unless reauthorized by our Board of Directors. More information about potential factors which could cause actual results to differ from the forward looking statements included in this announcement is included in our filings with the Securities and Exchange Commission, including in the Risk Factors section of the Form 8-K/A filed with the Securities and Exchange Commission on March 31, 2006 and in subsequent quarterly reports in Form 10-QSB.  All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Contacts:
Investors: Ashton Partners Lauren Murphy 617.342.8152 lmurphy@ashtonpartners.com	Media: Ashton Partners Mike Banas 312.553.6704 mbanas@ashtonpartners.com